                                                                      EXHIBIT 11
                                     EXHIBIT

11. Computation of Earnings (Loss) Per Share (Unaudited).
    (In thousands, except per share data)


                                             THREE MONTHS ENDED        NINE MONTHS ENDED
                                          ------------------------  -----------------------
                                            JUNE 29,     JUNE 24,    JUNE 29,     JUNE 24,
                                             1996         1995        1996         1995
                                          ----------  ------------  ----------  -----------
PRIMARY EARNINGS (LOSS) PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES:
  Weighted average common shares
    outstanding                             16,833       16,464      16,756       16,358
  Assumed exercise of common stock
    options(1)                                  --        1,574         820          758
                                          ----------  ------------  ----------  -----------

  Weighted average common and common
    equivalent shares                       16,833       18,038      17,576       17,116
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

NET INCOME (LOSS)                         $ (4,869)    $  2,970     $ 2,777      $ 8,289
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

PRIMARY EARNINGS (LOSS) PER SHARE         $  (0.29)    $   0.16     $  0.16      $  0.48
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

FULLY DILUTED EARNINGS (LOSS) PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES:
  Weighted average common shares
    outstanding                             16,833       16,467      16,756       16,366
  Assumed exercise of common stock
    options(1)                                  --        1,651         842        1,651
                                          ----------  ------------  ----------  -----------

  Weighted average common and common
    equivalent shares                       16,833       18,118      17,598       18,017
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

NET INCOME (LOSS)                         $ (4,869)    $  2,970     $ 2,777      $ 8,289
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

FULLY DILUTED EARNINGS (LOSS) PER SHARE   $  (0.29)    $   0.16     $  0.16      $  0.46
                                          ----------  ------------  ----------  -----------
                                          ----------  ------------  ----------  -----------

(1) Computed based on the treasury stock method in fiscal 1996 and the modified treasury stock method in fiscal 1995.


                                      Page 21 of 21 pages